Rule 424(b)(2)
Registration Nos. 33-62085
                                 NASD File No. 950825005
PRICING SUPPLEMENT NO. 210
Dated October 17, 1996, to Prospectus
Supplement dated September 25, 1996
and Prospectus dated September 25, 1996

                   LEHMAN BROTHERS HOLDINGS INC.
                    Medium-Term Notes, Series E
                         (Floating Rate)
       Due from Nine Months to 30 years from Date of Issue

Price to Public: 100%   Initial Interest Rate: One (1) Month
Agent's Commission: .50%                          LIBOR Telerate
                                                 posted on 10/21/96
Interest Rate Basis:
(  ) Treasury Rate                 Original Issue Date: 10/23/96
( X) LIBOR - 1 month               Maturity Date: 10/23/01
(  ) Commercial Paper Rate         Maximum Interest Rate:______%
(  ) Federal Funds Effective Rate  Minimum Interest Rate:______%
(  ) Prime Rate                    Spread Multiplier:__________%
(  ) Other                         Spread (+ -) +.50%

Index Maturity: Monthly

Interest Payment Period:  Monthly

Interest Reset Period:   Monthly

Interest Reset Dates: 23rd of each month

Interest Determination Dates: Two (2) London/NY business days prior to interest payment dates

Interest Payment Dates:  23rd of each month, and at maturity

The aggregate principal amount of this offering is $5,000,000 and relates only to Pricing Supplement No. 210. Medium-Term Notes, Series E may be issued by the company in aggregate principal amount of up to $7,267,500,000 and, to date, including this offering, an aggregate of $6,762,825,000 Medium-Term Notes, Series E has been issued and $3,695,240,000 are outstanding.